Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906
Of the Sarbanes-Oxley Act of 2002

______________

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Lincoln National Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 3, 2012                                                                /s/ Randal J. Freitag
   Name:  Randal J. Freitag
   Title:  Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required under Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.